[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.17

AMENDMENT NO. 3 TO THE COLLABORATION AGREEMENT BETWEEN

Laboratory Corporation of America Holdings

and

Ariosa Diagnostics, Inc.

THIS AMENDMENT NO. 3 (the “Amendment”) is effective as of April 4, 2014 (the “Third Amendment Effective Date”) by and between Laboratory Corporation of America Holdings, a Delaware corporation (“LabCorp”) and ARIOSA Diagnostics, Inc., a Delaware corporation (“ARIOSA”) (hereinafter, each of LabCorp and ARIOSA a “Party” and, collectively, the “Parties”).

WHEREAS, the parties hereto have entered into the Collaboration Agreement effective May 1, 2012, as amended by Amendment No. 1 effective March 1, 2014 (the “First Amendment”), and Amendment No. 2 effective March 25, 2014 (the “Second Amendment”) (as amended by the First Amendment and the Second Amendment, the “Agreement”); and

WHEREAS, the Parties wish to further amend the Agreement to clarify payment and accounting for California Tests, as indicated below.

NOW, THEREFORE, in consideration of the mutual agreements provided below, the Parties agree to amend the Agreement as follows:

1.	All capitalized terms not otherwise defined in this Amendment have the same meaning as in the Agreement.

2.	The fourth, fifth, and sixth sentences in Section 7.1(b)(i) are hereby deleted in their entirety and replaced with the following:

“As to sales in the U.S., LabCorp agrees to remit payment to ARIOSA within [*] after receipt of said statement an amount initially equal to [*] (the “ARIOSA Subcontract Fee”) [*]. For [*] reported by ARIOSA [*], LabCorp shall remit payment as follows: (1) [*], or (2) [*]. No later than the Third Amendment Effective Date, LabCorp shall provide ARIOSA with a written accounting of all samples submitted [*]. Such accounting is final and shall indicate with particularity which samples are [*], and shall also include [*]. If LabCorp fails to provide such accounting concurrently with the execution of the Third Amendment, [*]. To the extent LabCorp has already paid [*]. After the Third Amendment Effective Date, LabCorp shall provide ARIOSA with a monthly accounting indicating [*]. For clarity, the [*] may only be extended by written agreement and shall not be extended by any re-issues of an invoice [*]. LabCorp and ARIOSA agree that failure to provide such [*]. Notwithstanding the foregoing, in the event that Harmony Tests are (i) repeated at a customer’s request for quality assurance reasons or verification, (ii) performed solely for research and development and/or validation purposes [*], or (iii) performed without payment as part of a collaboration [*], then the payment that would otherwise be due to ARIOSA shall be [*]. For the avoidance of doubt, notwithstanding anything to the contrary herein, [*] reported by ARIOSA prior to January 1, 2014 shall remain payable as set forth in the First Amendment [*].”

3.	The last sentence of Section 7.1(b)(ii) is hereby deleted in its entirety and replaced with the following:

“For purposes of clarification, all [*] reported by ARIOSA prior to January 1, 2014 shall remain payable pursuant to the First Amendment [*], and all [*] reported by ARIOSA on or after January 1, 2014 shall be payable at [*], as applicable.”

4.	Section 7.1(b)(v) is hereby deleted in its entirety and replaced with the following:

“Upon reasonable written notice and during normal business hours, ARIOSA shall have the right to inspect LabCorp’s books and records (and those of any LabCorp Affiliates exercising rights under this Agreement) [*], for the purpose of verifying that LabCorp’s compliance with the obligations of this Section 7, including without limitation, for the purpose of examining (1) LabCorp’s calculation of the Average Reimbursement Rate prior to the First Amendment Effective Date, and (2) the supporting documentation for classifying a [*]. Such audit will be independently conducted by a third party firm with access to reasonable back-up documentation, and [*]. If such audit reveals that the amounts paid by LabCorp to Ariosa for any period audited represent an underpayment (for example, due to an improper calculation of the Average Reimbursement Rate or improper classification of a [*], LabCorp shall promptly pay any such shortfalls (and in any event no less than [*] days after the conclusion of the audit). LabCorp will retain all records relating to any charges to its customer, reimbursements, and any others as necessary to reproduce its accountings under this Section for a period of [*] from the date of such charge, reimbursement or related activity [*].”

5.	The terms of this Amendment will become effective on the Third Amendment Effective Date and are irrevocable by either party following execution of this Amendment (without the written agreement of the other party).

All other terms and conditions of the Agreement remain in full force and effect.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date indicated below, to be effective as of the Third Amendment Effective Date.

LABORATORY CORPORATION OF AMERICA HOLDINGS

By:	/s/ Marianne Levandoski

Name:	Marianne Levandoski

Title:	VP

Date:	4-4-2014

ARIOSA DIAGNOSTICS, INC.

By:	/s/ Ken Song

Name:	Ken Song

Title:	CEO

Date:	April 4, 2014

3

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.